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Exhibit 10.23
         THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") OR APPLICABLE STATE LAW AND MAY NOT BE OFFERED, SOLD, OR OTHERWISE TRANSFERRED, PLEDGED, OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR STATE LAW OR, IN THE OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER OF THE SECURITIES, SUCH OFFER, SALE, OR TRANSFER, PLEDGE, OR HYPOTHECATION IS IN COMPLIANCE THEREWITH.


                              CONVERTIBLE DEBENTURE

                              (Due March 30, 2002)

    March 31, 2000                                                       $73,594
 the "Issuance Date")

         The undersigned, ZEVEX INTERNATIONAL, INC., a Delaware corporation (the "Company"), for value received, hereby promises to pay to the order of Leonard
C. Smith (the "Holder") the principal amount of Seventy Three Thousand Five Hundred Ninety Four Dollars ($73,594) together with interest on such principal amount and any other amounts due under this Debenture.

         This Debenture (the "Debenture") is issued pursuant to that certain Stock Purchase Agreement, dated December 31, 1998, entered into between the Company and the Holder of this Debenture (the "Agreement"). This Debenture is also subject to the following additional terms and conditions:


1. INTEREST. Commencing on the date of this Debenture and continuing until all principal and interest due under this Debenture are paid in full, the outstanding principal balance of this Debenture shall bear interest at the rate of seven percent (8%) per annum, compounded annually. Interest shall accrue daily and be calculated on the basis of a three hundred sixty (360) day year and the actual number of days elapsed in any partial calendar month.

2. PAYMENT. Accrued interest shall be due and payable beginning April 1, 2000, and on each July 1, October 1, January 1, and April 1 thereafter. The unpaid principal balance of this Debenture, together with any and all accrued but unpaid interest, shall be due and payable in full three (3) years from the Issuance Date. All payments of principal and interest shall be made in lawful money of the United States of America at the address of the holder set forth in
Section 6.1 below. Unless the Holder shall elect otherwise, each payment made under this Debenture shall be applied first to interest due under this Debenture and any balance shall be applied to reduce the principal balance of this Debenture.

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3.       RIGHT OF CONVERSION

         3.1 CONVERSION INTO COMPANY SECURITIES. At any time after a date one (1) year from the Issuance Date until a date three (3) years after the Issuance Date, and from time to time during such period, the Holder may elect to convert all or a portion of the unpaid principal amount and all accrued but unpaid interest of this Debenture into fully paid and nonassessable shares of Company Common Stock, $0.001 par value (the "Conversion Shares") at the conversion price of eleven dollars ($11.00) per share (the "Conversion Price"); provided that any partial conversion of less than the entire remaining principal balance of this Debenture may not be less than $25,000 in principal and accrued and unpaid interest.

         3.2 MECHANICS OF CONVERSION. Upon the Holder's election to convert pursuant to Section 3.1 above, the Holder shall send written notice of its election to the Company and shall surrender this Debenture to the Company at its principal office. The written election shall specify the amount of principal and accrued and unpaid interest that is to be converted. Each conversion shall be deemed to have been effected as of the close of the business on the date on which the notice is delivered to the Company and the outstanding principal balance and accrued and unpaid interest shall be reduced by the amount converted as set forth in the notice. Within a reasonable time thereafter, the Company shall cancel the designated portion of the unpaid principal amount of this Debenture converted by the Holder and issue and deliver to the Holder a certificate or certificates (the "Conversion Certificates"), registered in the name of such Holder, for the number of full shares of the Conversion Shares issuable at the Conversion Price, bearing such restrictive legends as may be required by federal and state securities laws. In the event of a Partial Conversion, the Company shall return with the Conversion Certificates this Debenture, bearing a proper notation of the principal amount that remains due and payable after Holder's partial conversion, but otherwise unaltered.

         3.3 EFFECTS OF CONVERSION. Upon conversion of the entire amount of principal and unpaid interest of this Debenture, the rights of the Holder of the Debenture as such shall cease. The person or persons in whose name or names the Conversion Certificates are issued shall be deemed to have become the holder or holders of record of the Conversion Shares represented thereby.

         3.4 NO FRACTIONAL SHARES. No fractional share of the Conversion Shares will be issued in connection with any conversion hereunder. Instead of any fractional share the Company shall pay a cash adjustment in respect of such fractional interest as determined by reference to the Conversion Price.

         3.5 NO RIGHTS AS STOCKHOLDERS. Prior to the conversion of all or any portion of this Debenture, the Holder shall not be entitled to any right as a stockholder, including without limitation the right to vote or to receive dividends or other distribution, and shall not be entitled to receive any notice of any proceeding of the Company, except as provided herein.


         3.6    TAXES ON CONVERSION.   Any taxes  required upon the  issuance of
Conversion Certificates on conversion of this Debenture shall be paid by the Holder.

         3.7 ADJUSTMENTS. In the event of any Company stock split, stock combination, merger, consolidation or recapitalization affecting the Common Stock of the Company prior to repayment or conversion under this Debenture, the Company shall make appropriate, proportionate adjustments to the Conversion Shares issued to Holder under Holder's conversion right.


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


         3.8 NOTICES OF RECORD DATE. In the event of (i) any taking by the Company of a record of the holders of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution or (ii) any reclassification or recapitalization of the capital stock of the Company, any merger or consolidation of the Company, or any transfer of all or substantially all of the assets of the Company to any other corporation, entity, or person, or any voluntary or involuntary dissolution, liquidation, or a winding-up of the Company, which occurs during the conversion period, the Company shall mail to the Holder of the Debenture, at least fifteen
(15) days prior to the record date specified therein, a notice specifying (A) the date on which any such record is to be taken for the purpose of such dividend or distribution and a description of such dividend or distribution, (B) the date on which any such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation, or winding-up is expected to become effective, and (C) the time, if any is to be set, as to when the holders of record of such security shall be entitled to exchange their shares for securities or other property deliverable upon such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation, or winding-up.

4.       EVENTS OF DEFAULT; ACCELERATION

         4.1    EVENTS, REMEDY.   If  any of  the following conditions or events
("Events of Default") shall occur:

                (a) if the Company shall default in the payment of the principal or interest on the Debenture when due and such default continues for a period of 30 days after written notice thereof to the Company from Holder; or

                (b) if the Company shall default in the performance of or compliance with any term or covenant contained in this Debenture, the Agreement, or the Pledge Agreement and such default shall not have been remedied within 30 days after written notice thereof shall have been given to the Company by Holder; or

                (c) if the Company shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts as they become due, or shall file a voluntary petition in bankruptcy, or shall be adjudicated a bankrupt or insolvent, or shall file any petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any present or future statute, law or regulation, or shall file any answer admitting or not contesting the material allegations of a petition filed against the Company in any such proceeding, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of the Company or of all or any substantial part of the properties of the Company, or if the Company or its directors or majority stockholders shall take any action looking to the dissolution or liquidation of the Company; or

                (d) if, within 60 days after the service of process on Company following commencement of an action against the Company seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such action shall not have been dismissed or if, alternatively, all orders or proceedings thereunder affecting the operations or the business of the Company stayed, or if the stay of any such order or proceeding shall thereafter be set aside, or if, within 60 days after the appointment without the


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


consent or acquiescence of the Company of any trustee, receiver or liquidator of the Company or of all or any substantial part of the properties of the Company, such appointment shall not have been vacated;

then and in any such event Holder may at any time (unless all defaults shall theretofore have been remedied) at his option, by written notice to the Company, declare the entire principal and interest of the Debenture then remaining unpaid to be due and payable immediately.

         4.2 OTHER REMEDIES ON DEFAULT, ETC. In case any one or more Events of Default shall occur, be continuing, and not have been waived, Holder may proceed to protect and enforce the rights of such Holder by an action at law, suit in equity, or other appropriate proceeding, whether for the specific performance of any agreement contained herein or under terms of the Agreement or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law. In case of a default in the payment of principal or interest on the Debenture, the Company will pay to the Holder thereof such further amount as shall be sufficient to cover the costs and expenses of collection, including, without limitation, reasonable attorneys' fees. No course of dealing and no delay on the part of any Holder in exercising any right shall operate as a waiver thereof or otherwise prejudice such Holder's rights. No right conferred hereby or by the Agreement upon any Holder shall be exclusive of any other right referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise.

5.       PREPAYMENT

         This Debenture may be prepaid at any time without prior notice and without penalty.

6.       SECURITY FOR DEBENTURE

         This Debenture is secured by a Stock Pledge Agreement of even date herewith by and between the Company and Holder.

7.       MISCELLANEOUS PROVISIONS

         7.1    NOTICES.    Any  notice  herein  required  or  payment  required
hereunder shall be made or given to the address of the parties as specified in the Agreement.

         7.2    AMENDMENTS OR WAIVERS.   Any  provision of this Debenture may be
amended, waived, or modified, but only upon the written consent of the Company and the Holder.

         7.3 GOVERNING LAW. This Debenture has been executed in and shall be governed by the laws of the State of Utah excluding that body of law pertaining to conflicts of law.

         7.4 MISCELLANEOUS. The unenforceability or invalidity of any provision of this Debenture shall not affect the enforceability or validity of any other provision of this Debenture. The terms of this Debenture shall bind the undersigned and inure to the benefit of Holder and their respective heirs, successors, assigns and legal representatives. The Holder may, in accordance with the terms of the Agreement, assign all or part of Holder's interest under this Debenture.


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


         IN WITNESS WHEREOF, the Company has caused this Debenture to be issued this 30th day of March, 2000.


                                                   ZEVEX INTERNATIONAL, INC.

                                                   -------------------------
                                                   Phillip L. McStotts
                                                   Chief Financial Officer



















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